CONFIDENTIAL

Employee Stock Option Agreement
This Employee Stock Option Agreement (the “Agreement”), by and between Univar Inc., a Delaware corporation (the “Company”), and the Employee whose name is set forth on Exhibit A hereto, is being entered into pursuant to the Univar Inc. 2015 Omnibus Equity Incentive Plan (the “Plan”) and is dated as of the date it is accepted and agreed to by the Employee in accordance with Section 7(o). Capitalized terms that are used but not defined herein shall have the respective meanings given to them in the Plan.
The Company and the Employee hereby agree as follows:
Section 1. Grant of Options
(a)    Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date set forth on Exhibit A hereto (the “Grant Date”), its grant to the Employee of the number of options to purchase Shares as set forth on Exhibit A hereto (the “Options”). The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern unless otherwise expressly set forth herein.
(b)    Option Price. The Option Price for each Share covered by the Options is the price set forth on Exhibit A hereto.
Section 2.     Vesting and Exercisability
(a)    Vesting. Except as otherwise provided in Section 5 or Section 2(b) of this Agreement, the Options shall become vested, if at all, in the percentage(s), and on the vesting date(s) set forth on Exhibit A hereto (each, a “Vesting Date”); provided that if the Employee’s employment or service with the Company is terminated (i) by reason of the Employee’s death, (ii) by reason of the Employee’s Disability, (iii) by the Company without Cause or (iv) by the Employee for Good Reason (each of clause (i), (ii), (iii) and (iv), a “Special Termination”), any Options held by the Employee shall vest in full as of the effective date of such Special Termination. For purposes of this Agreement, references in this Agreement and in the Plan to “employment” and/or “service” shall include employment as an employee of the Company and service to the Company as a Director of the Company.

(b)    Discretionary Acceleration. The Administrator, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.
(c)    Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3. Options may only be exercised with respect to whole shares of Company Common Stock and must be exercised in accordance with Section 4.
(d)    No Other Accelerated Vesting. The vesting and exercisability provisions set forth in this Section 2 or in Section 5, or expressly set forth in the Plan, shall be the exclusive vesting and exercisability provisions applicable to the Options and shall supersede any other provisions relating to vesting and exercisability, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.
Section 3.     Termination of Options
(a)    Normal Termination Date. Unless earlier terminated pursuant to Section 3(b) or Section 5, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.
(b)    Early Termination. If the Employee’s employment or service with the Company terminates for any reason, any Options held by the Employee that have not vested before the effective date of such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) or that do not become vested on such date in accordance with Section 2 or Section 5 shall terminate immediately upon such termination of employment or service and, if the Employee’s employment or service is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination. If the Employee (x) has remained employed with the Company or provided services to the Company as a Director continuously for three (3) consecutive years following the Grant Date and (y) the Employee’s employment or services terminates for any reason other than by the Company for Cause, all vested Options held by the Employee following the effective date of a termination of employment or service shall remain exercisable until the Normal Termination Date. If the Employee terminates employment with the Company and ceases to provide services to the Company as a Director prior to the third (3rd) anniversary of the Grant Date, all vested Options held by the Employee following the effective date of a termination of employment shall remain exercisable until the first to occur of (i) in the case of a termination by the Company without Cause or a termination by the Employee for Good Reason, one hundred and eighty (180) days after the effective date of such termination, (ii) in the case of a Special Termination, twelve (12) months after the effective date of such termination, and (iii) in the case of any other termination of employment (other than a termination by the Company for Cause), ninety (90) days after the effective date of the Employee’s termination, or (iv) the Normal Termination Date, or (v) the cancellation of the Options pursuant to Section 5, and if not exercised within such period the Options shall automatically terminate upon the expiration of such period. If on the first date of the periods set forth in Section 3(b)(i) through Section 3(b)(iii) the Options are not exercisable solely due to any of the restrictions set forth in Section 4(b)(A), (B) or (C), the Options will not expire until the earlier of the Normal Termination Date or the number of days in in which exercise of the Options would otherwise have been permitted immediately following the first date on which exercise of the Option ceases to be barred by any such restriction.
Section 4.     Manner of Exercise
(a)    General. Subject to such reasonable administrative regulations as the Administrator may adopt from time to time, the exercise of vested Options by the Employee shall be pursuant to procedures contained in the Plan and such other procedures established by the Administrator from time to time and shall include the Employee specifying in writing the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”), or such other or different requirements as may be specified by the Administrator. On or before any Exercise Date, at the Company’s request, the Company and the Employee shall enter into a Subscription Agreement that establishes the rights and obligations of the Company and the Employee relating to the Exercise Shares, in the form then customarily used by the Company under the Plan for such purpose. Unless otherwise determined by the Administrator, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees, or, so long as there is a public market for the Shares at such time, pursuant to a broker-assisted exercise program established by the Company, the Employee may exercise vested Options by an exercise and sell procedure (cashless exercise) in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is deducted from the proceeds of the exercise of an Option and paid promptly to the Company and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent). The Administrator may require the Employee to furnish or execute such other documents as the Administrator shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.
(b)    Restrictions on Exercise. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, (A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, (C) at any time that exercise of the Option would violate the Company’s insider trading policy and unless, if applicable, the Employee has obtained pre-trading clearance for the exercise and (D) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.
Section 5.     Change in Control. In the event of a Change in Control, the treatment of any outstanding Options shall be governed by Article XIV of the Plan; provided, that, notwithstanding the terms of Section 14.1(y) of the Plan, any Alternative Award (within the meaning of the Plan) in respect of the Options must provide for full vesting of the Alternative Award if following a Change in Control, the Employee’s continuous employment or service as a Director is terminated by reason of a Special Termination (as defined in Section 2(a) hereof) during the remaining vesting period thereof.

Section 6.     Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:
“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.
“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.
“Company” means Univar Inc., provided that for purposes of determining the status of Employee’s employment with or service to the “Company,” such term shall include the Company and/or any of the Subsidiaries that employ the Employee or to which the Employee provides service as a Director.
“Employee” means the grantee of the Options, whose name is set forth on Exhibit A hereto; provided that for purposes of Section 4 and Section 7, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.
“Exercise Date” has the meaning given in Section 4(a).
“Exercise Price” has the meaning given in Section 4(a).
“Exercise Shares” has the meaning given in Section 4(a).
“Grant Date” has the meaning given in Section 1(a), which is the date on which the Options are granted to the Employee.
“Normal Termination Date” has the meaning given in Section 3(a).
“Option” means the right granted to the Employee hereunder to purchase one share of Company Common Stock for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.
“Option Price” means, with respect to each share of Company Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such share of Company Common Stock upon exercise of an Option.
“Plan” means the Univar Inc. 2015 Omnibus Equity Incentive Plan.
“Special Termination” has the meaning given in Section 2(a).

Section 7.     Miscellaneous.
(a)    Withholding. The Company or one of the Subsidiaries shall require the Employee to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.
(b)    No Rights as Stockholder; No Voting Rights. The Employee shall have no rights as a stockholder of the Company with respect to any shares covered by the Options until the exercise of the Options and delivery of the shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the shares. Any shares delivered in respect of the Options shall be subject to any Subscription Agreement, which the Company may require the Employee to accept and agree to as a condition of the issuance and delivery of those shares.
(c)    No Right to Awards. The Employee acknowledges and agrees that the grant of any Options (i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and the Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of the Subsidiaries to offer any Options or other Awards in the future.
(d)    No Right to Continued Employment or Service Relationship. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ or service of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment or service relationship at any time.
(e)    Non-Transferability of Options. The Options may be exercised only by the Employee, or, following the Employee’s death, by his designated beneficiary or by his estate in the absence of a designated beneficiary. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

(f)    Forfeiture of Awards. The Options granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to the Employee or as required by applicable law, and are otherwise subject to forfeiture or disgorgement of profits as provided by the Plan.
(g)    Consent to Electronic Delivery. By entering into this Agreement and accepting the Options evidenced hereby, the Employee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Employee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Options via Company website or other electronic delivery.
(h)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(i)    Waiver; Amendment.
(i)    Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.
(ii)    Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.
(j)    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.
(k)    Applicable Law. This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.
(l)    Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 7(l).
(m)    Limitations of Actions. No lawsuit relating to this Agreement may be filed before a written claim is filed with the Administrator and is denied or deemed denied as provided in the Plan and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.
(n)    Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(o)    Acceptance of Options and Agreement. The Employee has indicated his or her consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the Employee by or on behalf of the Company. The Employee acknowledges receipt of the Plan, represents to the Company that he or she has read and understood this Agreement and the Plan, and, as an express condition to the grant of the Options under this Agreement, agrees to be bound by the terms of both this Agreement and the Plan. The Employee and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Employee’s confirmation, consent, signature, agreement and delivery of this Agreement and the Options is legally valid and has the same legal force and effect as if the Employee and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

Exhibit A to
Employee Stock Option Agreement

Employee:	Steve Newlin
Grant Date:	February 2, 2017
Options granted hereby:	300,000
Option Price:	NYSE Closing Price for UNVR on February 2, 2017

Vesting Schedule
One-twenty-fourth (1/24) of the Options shall become vested, if at all, on each of the last days of each of the twenty-four (24) months following the Grant Date, subject to the terms and conditions set forth in the Agreement.

10